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                                                                   EXHIBIT 32.2


                       CERTIFICATION FURNISHED PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Zonagen, Inc. (the "Company") on Form 10-K for the year ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Louis Ploth, Jr., Vice President, Business Development and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: March 30, 2004


                                       /s/ Louis Ploth, Jr.
                                       ----------------------------------------
                                       Louis Ploth, Jr.
                                       Vice President, Business Development and
                                       Chief Financial Officer
Zonagen, Inc.